Exhibit 10.1(1)
SETTLEMENT -RELEASE AND AMENDMENT NO. 3 TO ADVERTISING DISTRIBUTION AGREEMENT
     This Amendment Number 3 (the “Amendment No. 3”) to that certain Advertising Distribution Agreement, dated April 1, 2010), amended as of September 30, 2010 (the “Agreement”) is effective as of August 9, 2011 (the “Amendment No. 3 Effective Date”) and is entered into by and between SuperMedia LLC (“SuperMedia”) and Local.com Corporation (“Local”).
RECITALS
     WHEREAS, the parties entered into the Agreement to permit Local to distribute advertising on behalf of SuperMedia; and
     WHEREAS, the parties now, among other things, wish to: (i) modify the parties’ traffic assignment obligations until December 31, 2011, and terminate all traffic assignments to SuperMedia by Local as of January 1, 2012 ***; (ii) terminate all rights and obligations of the parties in relation to requests for and provision of ***; and (iii) modify the rights and obligations in relation to requests for and provision of PFP Ads, including to ***
     NOW, THEREFORE, the parties, in consideration of the terms and conditions herein, agree as follows:
TERMS AND CONDITIONS
1.	AMENDMENTS.
(a) Defined Terms. All terms not defined in this Amendment No. 3 are used as defined in the Agreement.
(b) Section 1. Definitions. Section 1 of the Agreement is hereby amended to (i) amend the definition of “Distribution Channels” and (ii) amend and restate all definitions that include*** so as to delete such references, including, but not limited to, amending and restating the following definitions to read as follows and deleting the definition of ***
h. “Distribution Channels” shall have the meaning ascribed to it in Section 3.b. hereof.
v. “SuperMedia Ads” is another reference to PFP Ads.
x. “Technical Requirements” means the “Superpages.com XML API & Display Requirements for PFP Advertising” document, a copy of which will be provided upon Local’s request, as such document may be modified by SuperMedia from time to time upon written notice to Local; provided, such modifications shall not require the display of the SuperMedia Marks unless the parties otherwise agree to such requirement in writing.
(c) Section 2 — Term. Section 2 of the Agreement is hereby amended and restated to read as follows:

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     2. Term. This Agreement as amended shall terminate as of June 30, 2013, subject to the early termination provisions set forth in Section 6.f. of this Agreement.
(d) Section 3 — Distribution and Display of SuperMedia Ads. Section 3 of the Agreement is hereby amended to: (i) amend and restate Subsection 3.a. to revise SuperMedia’s and Local’s agreement with respect to ***; (ii) amend and restate Subsection 3.b. in its entirety so as to delete the reference to “*** and *** as of the Amendment No. 3 Effective Date and (iii) (A) amend and restate Subsections 3.d.vi and Exhibit F as of the Amendment No. 3 Effective Date to *** and (B) delete Subsection 3.d.v. as of January 1, 2012, all so that there is no longer any right by SuperMedia to receive nor obligation to pay (with the payment obligation ending per Section 2 of this Amendment No. 3) *** as January 1, 2012; the forementioned amendments and restatements to read as follows:
     3. Distribution and Display of SuperMedia Ads
a. Non-Exclusive Relationship. The relationship contemplated by this Agreement is non-exclusive. Local may display PFP Ads together with similar ads received from other sources, subject to the restrictions set forth in Section 3.b.i below, and SuperMedia may distribute PFP Ads directly and through other distributors and networks. Local may also choose to display no PFP Ads whatsoever, in its sole and absolute discretion, notwithstanding anything to the contrary set forth elsewhere in this Agreement.
     b. Distribution and Display. Subject to its compliance with the terms and conditions of this Agreement, Local shall have the right to place and display PFP Ads within the Distribution Channels in the same relative sequence, priority, order, placement, format, manner and language as provided by SuperMedia, without alteration, subject at all times to the exceptions set forth in Section 3.d.iii. of the Agreement. Subject to the foregoing restriction, PFP Ads may be commingled with similar ads received from other sources and displayed to the user. (e.g. If only 5 of 25 PFP Ads delivered by SuperMedia are displayed in response to a particular Search, the only 5 PFP Ads which may be displayed are the first 5 PFP Ads provided by SuperMedia. But as long as those first 5 PFP Ads are displayed in the same relative sequence, priority, order, placement, format, manner and language in which they are received from SuperMedia, they may be commingled with similar ads received from other sources, and need not be displayed as a distinct group.) For purposes of this Agreement, “Distribution Channels” means the Local Featured Advertising Section, the Local Marketplace Section, the Local Syndication Network, the Local Third-Party Distribution Network, and the Octane Network. It is

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further understood that Local may place PFP Ads with its Third-Party Distribution Network upon written mutual agreement of the parties (email sufficing).
d. Local’s Obligation
     vi. Additional Traffic Assignment and Payment. In connection with the ***described in Section 4. a. (ii), *** shall use commercially reasonably efforts to pace the provision of such UV’s so that SuperMedia shall receive ***UV’s per month.
(e) Section 4 — Compensation. Effective as of July 22, 2011, Section 4.a. of the Agreement is hereby amended and restated to read as follows:
a. Payments
     (i) All PFP Ads. Subject to initial adjustments taken per Section 4.b. of the Agreement, SuperMedia will pay Local a Revenue Share of ***.
     (ii) U.V. Fee. If Local delivers *** in accordance with Section 3.d.vi of this Agreement, then SuperMedia shall pay Local*** Should Local fail to deliver the *** SuperMedia will deduct a pro rata amount of the *** related to such shortfall (e.g., ***shortfall in UV’s shall result in a *** deduction) from the ***due to Local pursuant to Section 4.a.i.
     (iii) Early Termination Fee. If either SuperMedia or Local elects to reduce the term of the Agreement pursuant to Section 6.f. hereof, then***. (notwithstanding Section 4.c.i. ).
(f) Section 6 — Termination. Section 6 is hereby amended to (i) amend and restate Subsection 6.d. and (ii) add Subsection 6.f.; the forementioned additions, amendments and restatements to read as follows:
d. Change of Control. If there is a Change of Control of either party, this Agreement, as amended, will remain in effect until June 30, 2013 or as terminated as otherwise provided herein ***.
f. Early Termination. At any time during October 2011, November 2011 or December 2011, either SuperMedia or Local may elect to modify the term of the Agreement to have an effective termination date of December 31, 2012, upon which notice the Early Termination Fee set forth in Section 4.a.(iii) shall become due and payable. In the event an election is made by either party pursuant to this Section 6.f.,

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the date set forth in Section 6.d. shall from that point forth be December 31, 2012.
2.	SETTLEMENT, RELEASE AND PAYMENT. In consideration of the amendments and restatements reflected in this Amendment No. 3 ***. In addition, as additional consideration of the amendments and restatement reflected in this Amendment No. 3 and in connection with the payment obligation from SuperMedia to Local, each of SuperMedia and Local shall release and forever discharge, in law or in equity, the other party hereto, and all of their related and affiliated entities, predecessors, successors, assigns and agents existing as of the Amendment No. 3 Effective Date, with respect to any and all claims arising under the Agreement or otherwise related to UV assignments, PFP Gross Revenue ***, including, but not limited to, any claims for any additional payments for UV assignments, PFP Gross Revenue *** after the date of this Amendment No. 3, except for such payments and obligations each party is obligated to pay and/or meet under this Amendment No. 3.

Each of SuperMedia and Local understands and expressly agrees that this release and discharge extends to all claims of every nature and kind, known and unknown, suspected or unsuspected, past, present or future, arising from or attributable to the Agreement, including without limitation, the UV assignment, PFP Gross Revenue *** under the Agreement, or otherwise, as well as any related conduct of SuperMedia or Local, or their respective successors, predecessors, subsidiaries, affiliates, parent organizations, divisions, owners, officers, directors, employees, assigns, agents, independent contractors, stockholders, attorneys, representatives and affiliated organizations occurring up until and including the Amendment No. 3 Effective Date, and any and all rights granted to Local under Section 1542 of the California Civil Code or to SuperMedia under similar provisions of Texas law, or any analogous federal law or regulation, are hereby expressly waived. Section 1542 of the California Civil Code provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEAS E, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
Each of SuperMedia and Local for itself and its respective assigns, successors, predecessors, subsidiaries, affiliates, parent organizations, divisions, owners, officers, directors, employees, assigns, agents, independent contractors, stockholders, attorneys, representatives and affiliated organizations, expressly, knowingly, and voluntarily waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code and any similar provisions of Texas law, and in so doing, understands and acknowledges the significance and consequences of such specific waiver.
3.	FURTHER AGREEMENT. SuperMedia further agrees to (a) *** and (b) *** payable to Local pursuant to Section 4.a.1. after initial adjustments pursuant to

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Section 4.b. Notwithstanding the foregoing, both parties understand that SuperMedia does not guarantee ***
4.	ENTIRE AGREEMENT. This Amendment No. 3 together with the Agreement, constitutes the entire understanding of the parties with respect to the subject matter thereof, and any and all prior agreements, understandings or representations with respect thereto are hereby terminated and cancelled in their entirety (effective the date of this Amendment No. 3); provided, however, that except as specifically amended herein, all other terms and conditions of the Agreement remain in full force and effect and are hereby ratified. In the event of inconsistency or conflict between the Agreement and this Amendment No. 3, the terms, conditions and provisions of this Amendment No. 3 shall govern and control. The terms set forth in this Amendment No. 3 shall not release a party of any of its obligations or covenants set forth in the Agreement that accrued prior to the Amendment No. 3 Effective Date.
5.	MISCELLANEOUS. Each party hereto represents and warrants that: (i) it has obtained all necessary and requisite approvals, consents and authorizations of third parties and governmental authorities to enter into this Amendment No. 3 and to perform and carry out its obligations hereunder; (ii) the persons executing this Amendment No. 3 on behalf of each party have express authority to do so, and, in so doing, to bind the parties thereto; (iii) the execution, delivery and performance of this Amendment No. 3 does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and (iv) the execution, delivery and performance of this Amendment No. 3 has been duly authorized by all necessary partnership or corporate action and this Amendment No. 3 is a valid and binding obligation of such party, enforceable in accordance with its terms.
     IN WITNESS WHEREOF, SuperMedia and Local have entered into this Amendment as of this date.

LOCAL.COM CORPORATION		SUPERMEDIA MEDIA LLC

By:	/s/ Heath Clarke	By:	/s/ Samuel D. Jones
	Name: Heath Clarke		Name: Samuel D. Jones
	Title: Chairman and CEO		Title: CFO

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